Exhibit 99.1

Nxt-ID Announces Intention to Spin-Off Payments Division

Company plans for Initial Public Offering to Include Payment, Authentication and Credential Management Assets

SEBASTIAN, Florida, September 21, 2018 – Nxt-ID, Inc. (NASDAQ: NXTD) today announced that it intends to separate its payments, authentication and credential management business into an independent company and distribute shares of the newly created company to its shareholders through the execution of a spin-off, which the Company believes will qualify as a tax free distribution. Immediately following the transaction, which is expected to be completed by November 15, 2018, Nxt-ID shareholders who own common shares of Nxt-ID on the dividend date of October 15, 2018 will own shares of both companies. The new company will include the assets acquired in the May 2017 business combination with Fit Pay, Inc. as well as the payment, authentication and credential management assets that the Company developed previously. Following the spin-off, the new company has an investment commitment for $6.0 million to fund its operations. The new company will apply for listing on NASDAQ.

“We believe that this transaction will help to unlock the true value of both our payments and our healthcare businesses. Both businesses are experiencing an increased number of significant commercial opportunities, which require specialized focus to successfully execute them. These opportunities are sufficiently diverse such that the synergies of being under a single structure are outweighed by the need to focus on them separately. In addition, it provides our current and potentially new shareholders the opportunity to participate in a pure play investment in both strategies, while increasing the transparency for the market in general, in terms of understanding and tracking the performance of each business,” said Gino Pereira, Chief Executive Officer of Nxt-ID. “We believe the new structure will provide current and potential shareholders with two attractive investment options that may be more closely aligned with their respective investment objectives. It further demonstrates our commitment to creating long-term value for our shareholders.”

The New Company

The new company will include the payment, authentication and credential management assets of Nxt-ID and Fit Pay, Inc, including the FitPay® Token Requester Platform, which enables cardholders to securely add their payment credentials to devices that are integrated with Fit Pay’s token management solution. The Platform allows device manufacturers, merchants, banks and any entity making digital transactions to offer their customers a safe and convenient payment experience. Fit Pay is one of the first successful commercializations of a token requestor service provider integrated with the major payment card networks.

The new company’s core capabilities also include the development of payment and authentication devices that leverage NFC (near field communication), cryptocurrency, and blockchain technology. It is currently developing digital payment and loyalty devices to be distributed through partners as well as payment devices that enable Bitcoin holders to make contactless payments at retail locations with value exchanged from their cryptocurrency. The assets of the new company will include a portfolio of payment, authentication and blockchain technology patents that have been filed by or issued to Nxt-ID and Fit Pay.

Michael Orlando, current Nxt-ID COO and president of Fit Pay, will be the Chief Executive Officer of the new company. Orlando and Pereira will serve on the Boards of both companies.

Nxt-ID and LogicMark

Assets associated with Nxt-ID’s healthcare subsidiary, LogicMark, LLC, will remain with the Company along with the assets under 3D-ID, LLC. LogicMark produces a range of products within the personal emergency response system (PERS) market. The Company has differentiated itself by offering non-monitored products, which only require a one-time purchase fee, instead of a recurring monthly contract, offering a significant value proposition over monitored solutions. This subsidiary has produced consecutive quarters of record revenues and is looking to expand its business into other healthcare verticals as well as retail and enterprise channels in order to better serve the expanding demand for connected and remote healthcare solutions. For the six months ended June 30, 2018, revenues from LogicMark were $8.7 million with operating income of $3.7 million.

Transaction Details

For further details please see the Form 8-K filed with the Securities and Exchange Commission on September 21, 2018. Completion of the tax-free spin-off and the new company’s subsequent listing will be subject to final approval by the Nxt-ID Board of Directors, approval by NASDAQ and a number of factors, including market conditions, the execution of inter-company agreements and other matters.

Advisors

Alliance Global Partners is serving as financial advisor on the transaction and Robinson Brog Leinwand Greene Genovese & Gluck, P.C. is serving as legal advisor to Nxt-ID, Inc.

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About Nxt- ID, Inc.

Nxt-ID, Inc. (NASDAQ: NXTD) provides a comprehensive platform of technology products and services that enable the Internet of Things (IoT). With extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization and sensor technologies, Nxt-ID develops and markets groundbreaking solutions for payment and IoT applications. Its industry-leading technology products and solutions include MobileBio®, a suite of biometric solutions that secure consumers’ mobile platforms, the Wocket™, a next-generation smart wallet and the Flye, a digital credit card developed in collaboration with WorldVentures.

Nxt-ID includes three mobile and IoT-related subsidiaries: LogicMark, LLC, a manufacturer and distributor of non-monitored and monitored personal emergency response systems (“PERS”) sold through dealers/distributors and the United States Department of Veterans Affairs; Fit Pay, Inc., a proprietary technology platform that delivers end-to-end solutions to device manufacturers for contactless payment capabilities, credential management, authentication and other secure services within the IoT ecosystem, and 3D-ID LLC, which is engaged in biometric identification and authentication. Learn more about Nxt-ID at www.nxt-id.com. Fit Pay and the Fit Pay Payment Platform are the sole property of Fit Pay, Inc. For Nxt-ID Inc. corporate information contact: info@nxt-id.com

Forward-Looking Statements for Nxt-ID: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.

Media Contacts:

Chris Orlando

chris.orlando@nxt-id.com

+1-760-468-7273

D. Van Zant

+1-800-665-0411

press@nxt-id.com